CERTIFICATION OF PERIODIC REPORT



     I, Bradley D. Edson, Chairman, Chief Executive Officer and Chief Accounting Officer of Vital Living, Inc. (the "Company"), hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that with respect to the Quarterly Report on Form 10-QSB of the Company for the period ended June 30, 2002, (the "Report") that I have reviewed the Report and to the best of my knowledge,

1.   The Report does not contain any material misstatements or omissions;

2. The financial statements and other financial information included in the Report fairly represent in all material respects the Company's financial condition and results of operations;

3. The Report fully complies with the requirements of Section 13(a) and 15(d) of the Securities Exchange Act of 1934; and

4. The information contained in the report fairly presents, in all material respects, the company's financial condition and results of operations.

Dated:  August  13, 2002


                              /s/ Bradley Edson
                              Bradley D. Edson
                              Chairman, Chief Executive Officer and
                              Chief Accounting Officer